UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2014

iMedicor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765		95-4696799
(Commission File Number)		(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL		34786
(Address of Principal Executive Offices)		(Zip Code)

888-810-7706
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On April 16, 2014, Thomas Owens, the Interim Chief Financial Officer and the Interim Chief Accounting Officer of iMedicor, Inc. (the “Company”) tendered, for personal reasons, to the Board of Directors of the Company, and the Board of Directors of the Company accepted, his resignation as the Interim Chief Financial Officer and the Interim Chief Accounting Officer of the Company.  Thereafter, also on April 16, 2014, the Board of Directors of the Company appointed John Schneller, a Director and the Chairman of the Audit Committee of the Company, as the Interim Chief Financial Officer and the Interim Chief Accounting Officer, to serve until the Board of Directors of the Company appoints a full-time Chief Financial Officer and Chief Accounting Officer of the Company.

Mr. Schneller is currently a Senior Vice President of Finance of the Company, is a Director of the Company and serves on the Board as Chairman of its Audit and Compensation Committees. Previously Mr. Schneller was a partner at investment banking concern, Scura Paley & Company, is a director of publicly traded company, Command Center, Inc. (OTC: CCNI) and is a business consultant to private companies in a number of industries.

A copy of the press release announcing Mr. Owens resignation and the appointment of Mr. Schneller is attached to this Form 8-K as Exhibit 99.1

(d)	Exhibits

99.1           Press Release dated April 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMEDICOR, INC.

By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer

Dated: April 16, 2014